Exhibit 99.1

HF Foods Group Inc. Announces $100 Million

At-The-Market (ATM) Equity Offering Program

LAS VEGAS – September 25, 2025 — HF Foods Group Inc. (NASDAQ: HFFG) (“HF Foods” or the “Company”), a leading food distributor to Asian restaurants across the United States, announced today that it has established an At-The-Market (“ATM”) equity offering program under which it may sell, from time to time, shares of its common stock for aggregate gross proceeds of up to $100 million. The shares of common stock will be offered through D.A. Davidson & Co. and Roth Capital Partners, which will serve as sales agents for the ATM.

The Company intends to use the net proceeds from the sale of common stock under the ATM primarily for general corporate purposes, which may include, among other things, providing working capital, funding capital expenditures, and paying for possible acquisitions or the expansion of our business.

The shares will be issued pursuant to a prospectus supplement, dated September 25, 2025, to the Company’s shelf registration statement on Form S-3 (File No. 333-281918), which filed with the Securities and Exchange Commission (the "SEC") on September 4, 2024, and became effective on September 17, 2024. Before you invest, you should read the prospectus, the prospectus supplement relating to the ATM program and other documents HF Foods has filed with the SEC (many of which are incorporated by reference into the prospectus) for more complete information about HF Foods and the ATM program. You may obtain copies of the prospectus supplement and accompanying prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov, or the Company's website at https://investors.hffoodsgroup.com/financials/sec-filings. D.A. Davidson & Co. and Roth Capital Partners, LLC are acting as sales agents for this offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HF Foods Group Inc.

HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US, South America, and Asia. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.

Safe Harbor Disclosure

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “target,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the anticipated consummation of the transactions described above, the anticipated benefits, opportunities and results with respect to such transactions and the Company’s anticipated use of proceeds from the sale of shares under the ATM program.

Although the Company believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally, whether the Company will offer or sell shares under the ATM program and the anticipated use of proceeds.

HF Foods undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause HF Foods' actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect HF Foods' future results included in HF Foods' filings with the SEC at www.sec.gov. In addition, HF Foods makes available free of charge at https://investors.hffoodsgroup.com/financials/sec-filings, copies of materials it files with, or furnishes to, the SEC.

Contact:
ICR
Investors: Anna Kate Heller
Media: Michael Wolfe
hffoodsgroup@icrinc.com
D.A. Davidson & Co.
Tim Monfort
tmonfort@dadco.com